EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-35140, 33-77396, 333-43809, 333-83215,
333-34550,  333-33436,  333-72226,  333-100315),  Form S-8 (File Nos.  33-30595,
33-52574,  33-57004,  33-63321,  333-00431,   333-04679,  333-27673,  333-48454,
333-58384,  333-59718,  333-75304) and Form S-1 (File Nos. 333-68759, 333-67947)
of Cytogen Corporation of our report dated February 14, 2003, except for Notes 1 and 3, as to which the date is March 28, 2003, relating to the financial statements of PSMA Development Company LLC, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
March 28, 2003